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                                                                  EXHIBIT 99.175

YENDT, JOHN
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FROM:             Paul_A_Thibodeaux@calpx.com
SENT:             Tuesday, March 28, 2000 08:38 PM
TO:               John.yendt@ps.net
SUBJECT:          Black Pearl Meeting Minutes


[ATTACHMENT]


---------------------- Forwarded by Paul A Thibodeaux/users/PX_CALIF on 03/28/2000 05:35 PM ----------------------


Max S Bulk
03/28/2000 01:53 PM

To: Black Pearls Scheduling
cc:

Subject: Black Pearl Meeting Minutes

Enclosed you will find minutes from last week's meeting. I apologize for delay in sending them, but I have been out of the office and unable to remotely access Lotus Notes. For those of you unable to attend tomorrow's meting you may dial the following number to conference in:

800-779-4683   Passcode: 981539

A reminder that we have scheduled a meeting with Julius from OM at 12:30 on the trade floor on Wednesday to review the configurability of Click.

Thank you

Max

(See attached file: 3-23.doc)



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